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                                                                     Exhibit 3.9

                           ARTICLES OF INCORPORATION

                                       OF

                             MST ENTERPRISES, INC.

     I do hereby form a stock corporation under and by virtue of the provisions of Chapter I of Title 13.1 of the Code of Virginia, 1950, and acts amendatory thereto, and to that end, set forth the following:

                                    I - NAME

     The name of the corporation is:  MST Enterprises, Inc.

                                 II - PURPOSES

     The purposes for which the corporation is organized are:

     To carry on and conduct a general wholesale and retail rental and leasing business.
     To generally deal in the sale, purchase and resale of machinery of every type and description, including the repair and maintenance thereof.
     To do any other act or acts as may be necessary or desired in furtherance of the aforesaid purposes.

                              III - CAPITAL STOCK

     The aggregate number of shares which the corporation shall have authority to issue, and the class and par value of each such share are as follows:

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     TWENTY-FIVE HUNDRED (2,500) shares of common capital stock, the par value of Ten Dollars ($10.00) per share, or an aggregate of Twenty-Five Thousand Dollars ($25,000.00) of common capital stock.

                        IV - REGISTERED OFFICE AND AGENT

     The address of the initial registered office of the corporation is 1550 East Market Street, in the City of Harrisonburg, Virginia; and the name of the initial registered agent at such address is Suellen G. Trubitz, who is a resident of the State of Virginia and a director of the corporation.

                         V - INITIAL BOARD OF DIRECTORS

     The number of directors constituting the initial board of directors of the corporation is two (2), whose names and addresses are as follows:


     Marc S. Trubitz                     1194 Nelson Drive
                                         Harrisonburg, VA  22801

     Suellen G. Trubitz                  1194 Nelson Drive
                                         Harrisonburg, VA  22801


                                 VI - DURATION

     The duration of the corporation shall be perpetual.

     WITNESS my signature and seal this 18th day of September, 1981.


                                             /s/ William A. Julias
                                       -------------------------------------
                                                William A. Julias


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STATE OF VIRGINIA,
COUNTY OF ROCKINGHAM, to-wit:

     The foregoing instrument was acknowledged before me this 18th day of September, 1981, by WILLIAM A. JULIAS.

     My commission expires:              March 12, 1983
                                   -------------------------------------

                                   /S/ Sandi E. Bunt, N.P.
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